UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007
___________

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On January 30, 2007, CarMax, Inc. (the “Company”) and Mr. Austin Ligon, the Company’s former President and Chief Executive Officer, mutually agreed to terminate the Consulting Agreement, dated June 22, 2006 (the “Agreement”), between the parties. The Company and Mr. Ligon executed the Agreement in order for Mr. Ligon to be available to provide certain transition consulting services to the Company and Mr. Thomas J. Folliard, the Company’s President and Chief Executive Officer and Mr. Ligon’s successor. Because such transition consulting services have not been required, the parties agreed to terminate the Agreement. The termination is effective as of February 28, 2007.

Pursuant to the terms of the Agreement, Mr. Ligon agreed to provide up to 20 hours per month of consulting services to the Company in exchange for $10,000 per month. The foregoing description of the Agreement is a summary, and is qualified in its entirety by reference to the fully executed Agreement, which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2006 and is incorporated herein by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: February 5, 2007	By:	/s/ John M. Stuckey, III
John M. Stuckey, III
Assistant Secretary